Exhibit 99.1

Scopus Biopharma Completes Recapitalization Designed To Enhance Shareholder Value

Warrants to Purchase Approximately 21 Million Scopus Shares Eliminated

Scopus BioPharma’s Pure Play Immuno-Oncology Subsidiary, Duet BioTherapeutics, Independently Valued at $25 Million

Scopus Maintains Approximately 90% Ownership Stake in Duet

Duet Being Positioned to Go Public in 2023

New York, New York, October 18, 2022 – Scopus BioPharma Inc. (Nasdaq: “SCPS”), a biopharmaceutical company developing transformational therapeutics for serious diseases with significant unmet medical need, announced today the completion of a series of related recapitalization transactions designed to enhance shareholder value.

These transactions include the elimination of warrants to purchase approximately 21 million shares of Scopus common stock. The recapitalization also independently values Duet BioTherapeutics, Scopus’ pure play immuno-oncology subsidiary, at $25 million.

Joshua R. Lamstein, Chairman of Scopus BioPharma, stated, “Highlighting the embedded value of Duet was a key driver for the recapitalization. Scopus retains an approximately 90% ownership stake in Duet. The value of this stake greatly exceeds the total current market capitalization of Scopus. We expect that completing the recapitalization should serve as a catalyst for a significant increase in the trading price of Scopus’ common stock.”

Alan Horsager, Ph.D., President – Immuno-Oncology of Scopus BioPharma and President and Chief Executive Officer of Duet BioTherapeutics, stated, “The establishment of a $25 million independent, stand-alone valuation positions Duet to raise capital directly and go public in 2023.”

Mr. Lamstein added, “The recapitalization transactions provide us with greater strategic flexibility. The opportunity to secure capital at both the Scopus and Duet corporate levels enables us to pursue the most attractive financing alternatives.”

Dr. Horsager added, “The additional financing alternatives afforded to Duet will enhance our access to the capital necessary to accelerate the development of DUET-02, our highly promising antisense technology. Additional capital resources will also enable us to further the on-going research by Marcin Kortylewski, Ph.D., Co-Founder and Senior Scientific Advisor of Duet BioTherapeutics and Professor of Immuno-Oncology at City of Hope, into systemic delivery formulations for DUET-01. We believe that these advancements will enable Duet to go public at a valuation significantly in excess of its current $25 million valuation.”

About Scopus BioPharma

Scopus BioPharma Inc. is a biopharmaceutical company developing transformational therapeutics for serious diseases with significant unmet medical need. Duet BioTherapeutics, a majority-owned subsidiary of Scopus, was launched in September 2021 by Scopus BioPharma to consolidate its immunotherapy assets. These assets include three distinctive complementary CpG-STAT3 inhibitors: RNA silencing – CpG-STAT3siRNA – (“DUET-01”); Antisense – CpG-STAT3ASO – (“DUET-02”); and DNA-binding inhibitor – CpG-STAT3decoy – (“DUET-03”). The Company is also seeking to develop additional drug candidates and to identify additional compelling technologies for potential acquisition, in-licensing and/or other similar transactions.

Forward-Looking Statements

This press release may include forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the Company’s Form 10-K for the fiscal year ended December 31, 2021, as amended, filed with the U.S. Securities and Exchange Commission) and uncertainties which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Further, there can be no assurance that the Company will identify and/or consummate any transaction relating to any additional technologies.

Contacts

Rodd Leeds/David Waldman

Crescendo Communications, LLC

Tel: (212) 671-1020

Email: SCPS@crescendo-ir.com

Hugh Burns/Delia Cannan/Nicholas Leasure

Reevemark

Tel: (212) 433-4600

Email: scopus@reevemark.com